Exhibit 99.1

PepsiCo Provides Update on Cedar Rapids Quaker Plant
And Reiterates Full Year Guidance

Purchase, N.Y., June 16, 2008 – PepsiCo announced today that its Quaker manufacturing facility located in Cedar Rapids, IA, has been impacted by the historic flooding in the area. The facility was closed on Wednesday, June 11, but engineers and safety resources have now been able to tour the facility. While the situation assessment is ongoing, PepsiCo expects disruptions to normal service over the next few weeks, including product allocation to the retail trade of some Quaker foods and snacks items. The business has dedicated resources to ensure a speedy return to full production and also has redirected some production to other Quaker facilities. The Company has insurance covering both the facility and business interruption.

Flooding in many areas of the Midwest has also impacted grain plantings. As previously indicated during its Q1 earnings call, the Company is largely covered on key commodities through 2008. Our coverage on corn extends into 2009.

In comments during this week’s meetings with investors in London and at The Deutsche Bank Global Consumer and Food Retail Conference in Paris, PepsiCo’s Chief Financial Officer Richard Goodman will express confidence in the Company’s business outlook and, consistent with last week’s press release, confirm its full-year 2008 guidance. The Company expects 2008 earnings per share of at least $3.72 — unchanged from its previous guidance.

About PepsiCo
PepsiCo (NYSE: PEP) is one of the world’s largest food and beverage companies, with 2007 annual revenues of more than $39 billion. The Company employs approximately 185,000 people worldwide, and its products are sold in approximately 200 countries. Its principal businesses include: Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. The PepsiCo portfolio includes 18 brands that generate $1 billion or more each in annual retail sales. PepsiCo’s commitment to sustainable growth, defined as Performance with Purpose, is focused on generating healthy financial returns while giving back to communities the Company serves. This includes meeting consumer needs for a spectrum of convenient foods and beverages, reducing the Company’s impact on the environment through water, energy and packaging initiatives, and supporting its employees through a diverse and inclusive culture that recruits and retains world-class talent. PepsiCo is listed on the Dow Jones Sustainability North America Index and the Dow Jones Sustainability World Index. For more information, please visit www.pepsico.com.

Cautionary Statement
This release contains statements concerning PepsiCo’s expectations for future performance, including our 2008 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for our products, as a result of shifts in consumer preferences or otherwise; our ability to maintain our reputation; our ability to build and sustain our information technology infrastructure, successfully implement our business process transformation initiative or outsource certain functions effectively; fluctuations in the cost and availability of raw materials; our ability to compete effectively; disruption of our supply chain; trade consolidation, the loss of any key customer, or failure to maintain good relationships with our bottling partners; changes in the legal or regulatory environment; our ability to hire or retain key employees; unfavorable economic, environmental or political conditions in the countries where we operate; and market risks arising from changes in commodity prices, foreign exchange rates and interest rates. For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward looking statements, whether as a result of new information, future events or otherwise.